UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549


                      -------------------------------

                                 FORM 8-K

                      -------------------------------

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


      December 30, 1996                                0-16690
(Date of earliest report)                    (Commission File Number)




                    ML MEDIA OPPORTUNITY PARTNERS, L.P.
          (Exact name of registrant as specified in its charter)




                 New York                            13-3429969
   (State or other jurisdiction              (I.R.S. Employer
  of incorporation or organization)          Identification Number)




    World Financial Center, South Tower, New York, New York 10080-6108
            (Address of Principal Executive Offices) (Zip Code)



                                 (212) 236-6562
           (Registrant's telephone number, including area code)




                                    Not Applicable
      (Former name or former address, if changed since last report.)

Item 5 - Other Events

     On December 30, 1996, TCS Television Partners, L.P. ("TCS") a limited partnership in which ML Media Opportunity Partners, L.P. is a general partner and owns a 51.005% interest, and its wholly owned subsidiary, TCS Television, Inc. (jointly with TCS, the "Sellers"), entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Nexstar Broadcasting Group, L.L.C. (the "Buyer") to sell all of the outstanding shares owned by the Sellers in their jointly wholly owned subsidiary, Fabri Development Corporation (the "Company"), which owns and operates two television stations, WTWO-TV in Terre Haute, Indiana and KQTV in St. Joseph, Missouri. The agreed upon base purchase price for the Company is $31,800,000 and is subject to certain adjustments, including an adjustment relating to the working capital of the Company and to the establishment of escrow accounts, as provided in the Stock Purchase Agreement. The net proceeds generated from the sale of the Company, after payment of the expenses and liabilities relating to the sale, will be applied, pursuant to the provisions set forth in the Letter Agreement dated September 17, 1996 between and among the Sellers and Cigna Investments, Incorporated (filed as exhibit 10.01 of the ML Media Opportunity Partners, L.P. September 30, 1996 Form 10-Q), to repay the existing indebtedness of TCS, including indebtedness to its affiliates, with the remainder, if any, to be distributed to TCS' partners. There is no guarantee that ML Media Opportunity Partners, L.P. will recover more than a small portion of its initial investment in TCS.

Consummation of the sale of the Company pursuant to the terms of the Stock Purchase Agreement is subject to the satisfaction of certain conditions, including obtaining the approval from the Federal Communications Commission ("FCC") to transfer the FCC licenses. A formal license transfer request has been filed with FCC, however, no guarantee can be made when such transfer will be granted. Furthermore, if the sale is not consummated by September 30, 1997, both parties become vested with the right to terminate the Stock Purchase Agreement.

Item 7.  Financial Statements and Exhibits.

Exhibit 10.1 - Stock Purchase Agreement, dated December 30, 1996, among TCS Television Partners, L.P., TCS Television, Inc., Fabri
Development Corporation and Nexstar Broadcasting Group, L.L.C.

                           SIGNATURES
          Pursuant to the requirements of the Securities Exchange
Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              ML MEDIA OPPORTUNITY PARTNERS, L.P.

                              By:  RP Opportunity Management,
                                   L.P.,  General Partner

                              By:  IMP Opportunity Management,
                                   Inc.


Dated:  January 28, 1997      By:    s/ Elizabeth McNey Yates
                                        Elizabeth McNey Yates
                                        Vice President